Exhibit (17)(b)

Manulife Private Credit Fund
200 Berkeley Street
Boston, MA 02116
VOTE BY MAIL
1. Read the proxy statement.
2. Check the appropriate box on the reverse side of the proxy card.
3. Sign, date and return the proxy card in the envelope provided
MANULIFE PRIVATE CREDIT FUND

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 27, 2026
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF MANULIFE PRIVATE CREDIT FUND

The undersigned, revoking previous proxies, hereby appoint(s) Ian Roke, Heidi Knapp, Jason Pratt, Michael Moyles, Erica Blake, Kinga Kapuscinski, Nicholas J. Kolokithas, Thomas Dee, Harsha Pulluru, Mara Moldwin, Salvatore Schiavone, Christopher Sechler and Betsy Anne Seel, with full power of substitution in each, to vote all the common shares of beneficial interest of Manulife Private Credit Fund (the “Fund”), which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of the Fund (the “Meeting”) to be held at 200 Berkeley Street, Boston, Massachusetts 02116 on August 27, 2026 at 2:00 p.m., Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the proxy statement dated August [•], 2026, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposal(s) included in the proxy statement.
AUTHORIZED SIGNATURE(S)
This section must be completed for your vote to be counted.
Signature(s) and Title(s), if applicable    Sign in the box above
Date
Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity in another representation capacity, please give the full title under the signature.

Important Notice Regarding the Availability of Proxy Materials for this Meeting to Be Held on
August 27, 2026.
The Proxy Statement and Proxy Card for this meeting are available free of charge by calling
(617) 663-2166

EVERY SHAREHOLDER’S VOTE IS IMPORTANT
PLEASE CAST YOUR VOTE TODAY!
YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: [GRAPHIC APPEARS HERE]

FOR
AGAINST
ABSTAIN

1.
To approve the merger of John Hancock Comvest Merger Sub, LLC, a direct wholly-owned subsidiary of John Hancock Comvest Private Income Fund (“CVEST”), with and into Manulife Private Credit Fund (“MPCF”) with MPCF continuing as the surviving company and as a wholly-owned subsidiary of CVEST pursuant to the Agreement and Plan of Merger, dated as of June 22, 2026, as more particularly described in the proxy statement.

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